                                                                     EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS

                                       OF

                              HCC INDUSTRIES INC.,

                             a Delaware corporation




                                                       Dated: February 14, 1997

                                Table of Contents
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ARTICLE I

                     MEETINGS OF STOCKHOLDERS........................................  1
        Section 1.   Place of Meeting................................................  1
        Section 2.   Annual Meeting..................................................  1
        Section 3.   Special Meetings................................................  1
        Section 4.   Notice of Meetings..............................................  2
        Section 5.   Voting List.....................................................  2
        Section 6.   Quorum..........................................................  2
        Section 7.   Adjournments....................................................  2
        Section 8.   Action at Meetings..............................................  3
        Section 9.   Voting and Proxies..............................................  3
        Section 10.  Action Without Meeting..........................................  3

ARTICLE II

                     DIRECTORS.......................................................  4
        Section 1.   Number, Election, Tenure and Qualification......................  4
        Section 2.   Special Voting Requirements of the
                      Board of Directors and Committees of
                      the Board of Directors.........................................  4
        Section 3.   Enlargement.....................................................  4
        Section 4.   Vacancies.......................................................  4
        Section 5.   Resignation and Removal.........................................  5
        Section 6.   General Powers..................................................  5
        Section 7.   Chairman of the Board...........................................  5
        Section 8.   Place of Meetings...............................................  5
        Section 9.   Regular Meetings................................................  5
        Section 10.  Special Meetings................................................  5
        Section 11.  Quorum, Action at Meeting, Adjournments.........................  6
        Section 12.  Action by Consent...............................................  6
        Section 13.  Telephonic Meetings.............................................  6
        Section 14.  Committees......................................................  7
        Section 15.  Compensation....................................................  7

ARTICLE III

                     OFFICERS........................................................  8
        Section 1.   Enumeration.....................................................  8
        Section 2.   Election........................................................  8
        Section 3.   Tenure..........................................................  8
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                                       i
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        Section 4.   President........................................................  9
        Section 5.   Vice-Presidents..................................................  9
        Section 6.   Secretary........................................................  9
        Section 7.   Assistant Secretaries............................................ 10
        Section 8.   Chief Financial Officer.......................................... 10
        Section 9.   Assistant Treasurer.............................................. 11
        Section 10.  Bond ............................................................ 11

ARTICLE IV

                     NOTICES.......................................................... 11
        Section 1.   Delivery......................................................... 11
        Section 2.   Waiver of Notice................................................. 12

ARTICLE V

                     INDEMNIFICATION.................................................. 12
        Section 1.   Power to Indemnify in Actions, Suits
                      or Proceedings Other Than Those by
                      or in the Right of the Corporation.............................. 12
        Section 2.   Power to Indemnify in Actions, Suits
                      or Proceedings or in the Right of
                      the Corporation................................................. 13
        Section 3.   Authorization of Indemnification................................. 13
        Section 4.   Good Faith Defined............................................... 14
        Section 5.   Indemnification by a Court....................................... 14
        Section 6.   Expenses Payable in Advance...................................... 15
        Section 7.   Non-Exclusivity and Survival of Indemnification.................. 15
        Section 8.   Insurance........................................................ 15
        Section 9.   Meaning of "Corporation" for Purposes of Article V............... 16
        Section 10.  Term of Indemnification.......................................... 16
        Section 11.  Severability..................................................... 16
        Section 12.  Intent of Article................................................ 16

ARTICLE VI

                     CAPITAL STOCK.................................................... 17
        Section 1.   Certificates of Stock............................................ 17
        Section 2.   Lost Certificates................................................ 17
        Section 3.   Transfer of Stock................................................ 18
        Section 4.   Record Date...................................................... 18
        Section 5.   Registered Stockholders.......................................... 18

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                                       ii
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ARTICLE VII

                    CERTAIN TRANSACTIONS............................................ 19
        Section 1.  Transactions with Interested Parties............................ 19
        Section 2.  Quorum.......................................................... 20

ARTICLE VIII

                    GENERAL PROVISIONS.............................................. 20
        Section 1.  Dividends....................................................... 20
        Section 2.  Reserves........................................................ 20
        Section 3.  Checks.......................................................... 20
        Section 4.  Fiscal Year..................................................... 20
        Section 5.  Seal  .......................................................... 20
        Section 6.  Registered Office............................................... 20
        Section 7.  Other Offices................................................... 21

ARTICLE IX

                          AMENDMENTS................................................ 21

Addendum                  Register of Amendments to the Restated
                          Bylaws

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                                      iii

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               HCC INDUSTRIES INC.

                                   * * * * *




                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

        Section 1. Place of Meeting. All meetings of the stockholders shall be
                   ----------------
held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors (hereinafter called the "Board") or the chief executive officer, or if not so designated, at the registered office of the corporation.

        Section 2. Annual Meeting. The annual meeting of the stockholders for
                   --------------
the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board and designated in the notice or waiver of notice thereof; provided, however, that no annual meeting need be held if all
         --------  -------
actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the "GCL") to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting in accordance with the certificate of incorporation and pursuant to Section 10 of this Article I.

        Section 3. Special Meetings. Special meetings of the stockholders, for
                   ----------------
any purpose or purposes, may, unless otherwise prescribed by statute or by the certificate of incorporation, be called by the Board or the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

        Section 4. Notice of Meetings. Except as otherwise provided by law,
                   ------------------
written notice of each meeting of stockholders, annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than sixty days before the date of the meeting, to each stock-holder entitled to vote at such meeting.

        Section 5. Voting List. The officer who has charge of the stock ledger
                   -----------
of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 6. Quorum. The holders of a majority of the stock issued and
                   ------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these bylaws.

        Section 7. Adjournments. Any meeting of stockholders may be adjourned
                   ------------
from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting, by a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 8. Action at Meetings. When a quorum is present at any meeting,
                   ------------------
the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 9. Voting and Proxies. Unless otherwise provided in the
                   ------------------
certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock having voting power held of record by such stockholder. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy, but, except in the case of any proxy granted pursuant to the Stockholders Agreement, dated as of February 14, 1997 (the "Stockholders Agreement"), among HCC Industries Inc., Windward Capital Associates, L.P. ("Windward"), Windward/Park HCC, L.P., Windward/Merchant,
L.P., Windward/Merban, L.P., the members of HCC Industries Inc.'s management set forth therein and such other persons or entities who or which become parties to such Stockholders Agreement pursuant to the terms thereof, no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        Section 10. Action Without Meeting. Except as permitted by the GCL or by
                    ----------------------
the certificate of incorpora-tion, no action may be taken by stockholders of the corporation except at an annual or special meeting of the stockholders of the corporation.

                                   ARTICLE II

                                    DIRECTORS

        Section 1. Number, Election, Tenure and Qualification. The number of
                   ------------------------------------------
directors which shall constitute the whole Board shall be nine (9). The directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 4 of this Article. Each director shall hold office until his successor is elected and qualified or until such director's earlier resignation or removal. Directors need not be stockholders.

        Section 2. Special Voting Requirements of the Board of Directors and
                   ---------------------------------------------------------
Committees of the Board of Directors. In addition to any requirement under the
------------------------------------
GCL, except as specifically provided for in the Stockholders Agreement, the approval of the members of the Board (or any committee of the Board) that are Windward Nominees (as such term is defined in the Stockholders Agreement) acting by majority vote (or by written consent) is required in order for the Board (or any committee of the Board) to take any action or for the corporation to take any action for which Board approval is required.

        Section 3.  Enlargement.  The number of the Board may be increased at
                    -----------
any time by action of the Board.

        Section 4. Vacancies. Vacancies and newly created directorships
                   ---------
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law or these bylaws, may exercise the powers of the full Board until the vacancy is filled.

        Section 5. Resignation and Removal. Any director may resign at any time
                   -----------------------
upon written notice to the corporation at its principal place of business or to the chief executive officer or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the certificate of incorporation.

        Section 6. General Powers. The business and affairs of the corporation
                   --------------
shall be managed by its Board, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

        Section 7. Chairman of the Board. If the Board appoints a chairman of
                   ---------------------
the Board, he shall, when present, preside at all meetings of the stockholders and the Board. He shall perform such duties and possess such powers as are customarily vested in the office of the chairman of the Board or as may be vested in him by the Board.

        Section 8. Place of Meetings. The Board may hold meetings, both regular
                   -----------------
and special, either within or without the State of Delaware.

        Section 9. Regular Meetings. Regular meetings of the Board may be held
                   ----------------
without notice at such time and at such place as shall from time to time be determined by the Board; provided, that any director who is absent when such a
                         --------
determination is made shall be given prompt notice of such determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

        Section 10. Special Meetings. Special meetings of the Board may be
                    ----------------
called by the chief executive officer, secretary, or on the written request of two or more directors, or by one director in the event that there is only one director in office. Two days' notice to each director, either personally or by telegram, cable, telecopy, commercial delivery service, telex or similar means sent to his business or home address, or three days' notice by written notice deposited in the mail, shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

        Section 11. Quorum, Action at Meeting, Adjournments. At all meetings of
                    ---------------------------------------
the Board, a majority of directors then in office, of which at least one member is a Windward Nominee, but in no event less than one third of the entire Board, shall constitute a quorum for the transaction of business and, subject to
Section 2 of this Article II, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the certificate of incorporation. For purposes of this section, the term "entire Board" shall mean the number of directors last fixed by the stockholders or directors, as the case may be, in accordance with law and these bylaws; provided, however, that if
                                                      --------  -------
less than all the number so fixed of directors were elected, the "entire Board" shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 12. Action by Consent. Unless otherwise restricted by the
                    -----------------
certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 13. Telephonic Meetings. Unless otherwise restricted by the
                    -------------------
certificate of incorporation or these bylaws, members of the Board or of any committee thereof may participate in a meeting of the Board or of any committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        Section 14. Committees. The Board may, by resolution passed by a
                    ----------
majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, provided, that at
                                                               --------
least one committee member is a Windward Nominee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, provided, that
                                                               --------
only Windward Nominees may replace absent or disqualified committee members who are Windward Nominees. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, that no such committee shall have the
                             --------
power, or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and provided further, that unless the resolution
                               -------- -------
designating such committee or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolu-tion adopted by the Board. Each committee shall keep regular minutes of its meetings and make such reports to the Board as the Board may request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business; provided, that unless otherwise provided by the directors or
                 --------
in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board.

        Section 15. Compensation. Unless otherwise restricted by the certificate
                    ------------
of incorporation or these bylaws, the Board shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the Board and/or a stated salary as director. No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The Board may also allow compensation for members of special or standing committees for service on such committees.

                                   ARTICLE III

                                    OFFICERS

        Section 1. Enumeration. The officers of the corporation shall be chosen
                   -----------
by the Board and shall be a president, a secretary and a chief financial officer and such other officers with such titles, terms of office and duties as the Board may from time to time determine, including a chairman of the Board, one or more vice presidents, and one or more assistant secretaries and assistant treasurers. If authorized by resolution of the Board, the chief executive officer may be empowered to appoint from time to time assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

        Section 2. Election. The Board at its first meeting after each annual
                   --------
meeting of stockholders shall choose a president, a secretary and a chief financial officer. Other officers may be appointed by the Board at such meeting, at any other meeting, or by written consent.

        Section 3. Tenure. Each officer of the corporation shall hold office
                   ------
until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Board or a committee duly authorized to do so; provided, however, that any officer appointed by the chief
                     --------  -------
executive officer may also be removed at any time by the chief executive officer. Any vacancy occurring in any office of the corporation may be filled by the Board, at its discretion. Any officer may resign by delivering his written resignation to the corporation at its principal place of business or to the chief executive officer or the secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        Section 4. President. The president shall be the chief operating officer
                   ---------
of the corporation. He shall also be the chief executive officer unless the Board otherwise provides. The president shall, unless the Board provides otherwise in a specific instance or generally, preside at all meetings of the stockholders and the Board, have general and active management of the business of the corporation and see that all orders and resolutions of the Board are carried into effect. The president shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.

        Section 5. Vice-Presidents. In the absence of the president or in the
                   ---------------
event of the president's inability or refusal to act, the vice-president, or if there be more than one vice-president, the vice-presidents in the order designated by the Board or the chief executive officer (or in the absence of any designation, then in the order determined by their tenure in office) shall perform the duties of the president and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board or the chief executive officer may from time to time prescribe.

        Section 6. Secretary. The secretary shall have such powers and perform
                   ---------
such duties as are incident to the office of secretary. The secretary shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall be the custodian of corporate records. The secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the stand-ing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be from time to time prescribed by the Board or chief executive officer, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer's signature.

        Section 7. Assistant Secretaries. The assistant secretary, or if there
                   ---------------------
be more than one, the assistant secretaries in the order determined by the Board, the chief executive officer or the secretary (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board, the chief executive officer or the secretary may from time to time prescribe. In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary or acting secretary to keep a record of the meeting.

        Section 8. Chief Financial Officer. The chief financial officer shall
                   -----------------------
perform such duties and shall have such powers as may be assigned to the chief financial officer by the Board or the chief executive officer. In addition, the chief financial officer shall be deemed to hold, and shall perform such duties and have such powers as are incident to, the office of treasurer. The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board, when the chief executive officer or Board so requires, an account of all the chief financial officer's transactions as chief financial officer and of the financial condition of the corporation.

        Section 9. Assistant Treasurer. The assistant treasurer, or if there
                   -------------------
shall be more than one, the assistant treasurers in the order determined by the Board, the chief executive officer or the chief financial officer (or if there be no such determination, then in the order determined by their tenure in office), shall, in the absence of the chief financial officer or in the event of the chief financial officer's inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board, the chief executive officer or the chief financial officer may from time to time prescribe.

        Section 10. Bond. If required by the Board, any officer shall give the
                    ----
corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board, including without limitation a bond for the faithful performance of the duties of his office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the corporation.

                                   ARTICLE IV

                                     NOTICES

        Section 1. Delivery. Whenever, under the provisions of law, or of the
                   --------
certificate of incorporation or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person's address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Unless written notice by mail is required by law, written notice may also be given by telegram, cable, telecopy, commercial delivery service, telex or similar means, addressed to such director or stockholder at such person's address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

        Section 2. Waiver of Notice. Whenever any notice is required to be given
                   ----------------
under the provisions of law or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

                                 INDEMNIFICATION

        Section 1. Power to Indemnify in Actions, Suits or Proceedings Other
                   ---------------------------------------------------------
Than Those by or in the Right of the Corporation. Subject to Section 3 of this
------------------------------------------------
Article V, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee, fiduciary or administrator of any pension, profit sharing or other benefit plan for any of the corporation's employees, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        Section 2. Power to Indemnify in Actions, Suits or Proceedings or in the
                   -------------------------------------------------------------
Right of the Corporation. Subject to Section 3 of this Article V, the
------------------------
corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys, fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall
                              --------  -------
be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

        Section 3. Authorization of Indemnification. Any indemnification under
                   --------------------------------
this Article V (unless ordered by a court) shall be made by the corporation unless in the specific case a determination is made that indemnification of the director, officer, employee or agent is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article V, as the case may be. Such determination may be made (i) by the Board by a majority vote of directors who were not parties to such action, suit or proceeding (whether or not such disinterested directors constitute a quorum),
(ii) by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

        Section 4. Good Faith Defined. For purposes of any determination under
                   ------------------
Section 3 of this Article V, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the corporation or another enterprise, or on information supplied to such person by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term "another enterprise" as used in this Section shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, employee or agent. The provisions of this section shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article V, as the case may be.

        Section 5. Indemnification by a Court. Notwithstanding any contrary
                   --------------------------
determination in the specific case under Section 3 of this Article V, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article V. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article V, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the corporation promptly upon the filing of such application.

        Section 6. Expenses Payable in Advance. Expenses incurred in defending a
                   ---------------------------
civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article V.

        Section 7. Non-Exclusivity and Survival of Indemnification. The
                   -----------------------------------------------
indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in Sections 1 and 2 of this Article V shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article V but whom the corporation has the power or obligation to indemnify under the provisions of the GCL or otherwise.

        Section 8. Insurance. The corporation may purchase and maintain
                   ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, office, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.

        Section 9. Meaning of "Corporation" for Purposes of Article V. For
                   --------------------------------------------------
purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        Section 10. Term of Indemnification. The indemnification and advancement
                    -----------------------
of expenses provided by or granted pursuant to this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 11. Severability. If any word, clause or provision of this
                    ------------
Article V or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

        Section 12. Intent of Article. The intent of this Article V is to
                    -----------------
provide for indemnification to the fullest extent permitted by Section 145 of the GCL. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article V shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by law.

                                   ARTICLE VI

                                  CAPITAL STOCK

        Section 1. Certificates of Stock. Every holder of stock in the
                   ---------------------
corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the Board, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

        Section 2. Lost Certificates. The Board may direct a new certificate or
                   -----------------
certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give reasonable evidence of such loss, theft or destruction, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

        Section 3. Transfer of Stock. Upon surrender to the corporation or the
                   -----------------
transfer agent of the corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 4. Record Date. In order that the corporation may determine the
                   -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty days nor less then ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.

        Section 5. Registered Stockholders. The corporation shall be entitled
                   -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                              CERTAIN TRANSACTIONS

        Section 1. Transactions with Interested Parties. No contract or
                   ------------------------------------
transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction or solely because any vote is counted for such purpose, if:

                          (a) The material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                          (b) The material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders.

        Section 2. Quorum. Common or interested directors may be counted in
                   ------
determining the presence of a quorum at a meeting of the Board or of a committee which authorizes such contract or transaction.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        Section 1. Dividends. Dividends upon the capital stock of the
                   ---------
corporation, if any, may be declared by the Board at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

        Section 2. Reserves. The directors may set apart out of any funds of the
                   --------
corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

        Section 3. Checks. All checks or demands for money and notes of the
                   ------
corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

        Section 4. Fiscal Year. The fiscal year of the corporation shall be
                   -----------
fixed by resolution of the Board.

        Section 5. Seal. The Board may, by resolution, adopt a corporate seal.
                   ----
The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the Board.

        Section 6. Registered Office. The registered office of the corporation
                   -----------------
in the State of Delaware shall be at the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be the Corporation Trust Company.

        Section 7. Other Offices. The corporation may also have an office or
                   -------------
offices at any other place or places within or without the State of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

        These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board at any regular meeting of the stockholders or of the Board, as the case may be, or at any special meeting of the stockholders or of the Board, as the case may be; provided, however, that in
                                                      --------  -------
the case of a regular or special meeting of stockholders, notice of such alter-ation, amendment, repeal or adoption of new bylaws shall be contained in the notice of such meeting.

                 Register of Amendments to the Restated Bylaws

Date                        Section Affected                            Change
----                        ----------------                            ------